As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI POINTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1531	27-3201111
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19520 Jamboree Road, Suite 200

Irvine, California 92612

(949) 478-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas F. Bauer

Chief Executive Officer and Director

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

(949) 478-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Gordon, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 Tel (312) 853-7000 Fax (312) 853-7036	J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel (212) 839-5300 Fax (212) 839-5599	Dhiya El-Saden, Esq. Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071 Tel (213) 229-7196 Fax (213) 229-6196

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-185642

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, $0.01 par value per share	$15,742,350	$2,148

(1)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.
(3)	The registrant previously paid filing fees of $34,357 in connection with previous filings of its registration statement on Form S-1 (File No. 333-185642), which registration statement contemplated a proposed maximum offering price of $251,877,600.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-1 (Registration No. 333-185642), including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on January 30, 2013 (the “Original Registration Statement”), are incorporated by reference in this Registration Statement. Following the effectiveness of the Original Registration Statement, the registrant converted from a Delaware limited liability company into a Delaware corporation.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of January 31, 2013), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, in the State of California, on this 30th day of January, 2013.

TRI Pointe Homes, Inc.

By:	/s/ Douglas F. Bauer
Douglas F. Bauer
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 30, 2013
Barry S. Sternlicht

/s/ Douglas F. Bauer	Chief Executive Officer and Director	January 30, 2013
Douglas F. Bauer	(Principal Executive Officer)

/s/ Michael D. Grubbs	Chief Financial Officer (Principal Financial	January 30, 2013
Michael D. Grubbs	Officer and Principal Accounting Officer)

*	Director	January 30, 2013
J. Marc Perrin

*By:	/s/ Douglas F. Bauer Name: Douglas F. Bauer Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit number	Description
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Ernst & Young LLP
23.2†	Consent of John Burns Real Estate Consulting, LLC
23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included as part of the signature page)

†	Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-185642).